UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2012

ORIENTAL FINANCIAL GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Puerto Rico	001-12647	66-0538893
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Oriental Center Professional Offices Park 997 San Roberto Street, 10th Floor San Juan, Puerto Rico	00926
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (787) 771-6800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2012, Oriental Financial Group Inc. (the “Company”) appointed Norberto González (age 53), Executive Vice President and Chief Financial Officer of the Company since 2006, and Ganesh Kumar (age 48), Executive Vice President and Chief Operating Officer of the Company since 2009, to new and expanded senior executive positions. Both appointments are effective February 1, 2012. A copy of the Company’s press release is attached to this report.

Mr. González was appointed to a new Executive Vice President and Chief Risk Officer position. He assumes all responsibility for enterprise risk management, asset and liability management, compliance, internal audit, loan review, and loss share and regulatory relationships. Before joining the Company in 2003, he was Executive Vice President and Risk Management Director of Banco Bilbao Vizcaya Argentaria (BBVA) Puerto Rico, a wholly-owned subsidiary of Spain’s second largest bank. He was Senior Vice President of Credit Administration of PonceBank (a publicly held financial institution acquired by BBVA in 1998) from 1992 to 1998. He started his professional career at Peat Marwick Mitchell & Co. (now KPMG LLP), where he worked from 1980 to 1992, becoming a Senior Manager specializing in audit and consulting services to financial institutions. Mr. González graduated magna cum laude in 1980 from the University of Puerto Rico, where he obtained a bachelor’s degree in Business Administration with a major in Accounting. In 2001, he earned a Juris Doctor from the University of Puerto Rico’s School of Law. Mr. González is a member of the Puerto Rico Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

Mr. Kumar was appointed to an expanded Executive Vice President and Chief Financial Officer position. He assumes responsibility for corporate finance, strategic planning, accounting and financial reporting, and business analytics. In addition, he will continue to manage the wealth management business and administrative functions, such as human resources and information technology. Before joining the Company in 2004, he was a director of consulting at Gartner Inc. (NYSE: IT), an industry leading research and advisory firm where he assisted a wide array of financial service companies develop technology-enabled strategies and operational plans to meet desired results. Prior to Gartner, he was a manager at McKesson Corporation (NYSE: MCK) from 1997 to 1999; a planning and technology architect at Intercontinental Hotels Group (NYSE: IHG) from 1995 to 1997; and a consultant to financial services clients worldwide from 1986 to 1995.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99	Company’s press release dated January 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIENTAL FINANCIAL GROUP INC.

Date: January 30, 2012	By:	/s/ Carlos O. Souffront
Carlos O. Souffront
Secretary
Board of Directors